EXECUTION COPY

                                                              Nicor Gas Company
                                                                      Form 10-Q
                                                                   Exhibit 10.1

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                                     180-DAY
                                CREDIT AGREEMENT

                                   DATED AS OF

                                SEPTEMBER 9, 2003

                                      AMONG

                         NORTHERN ILLINOIS GAS COMPANY,

                                  as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                   as Lenders,

                               ABN AMRO BANK N.V.,
                            as Administrative Agent,

                                  BANK ONE, NA,
                              as Syndication Agent,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                             as Documentation Agent
 -----------------------------------------------------------------------------

                              ABN AMRO INCORPORATED
                           as Arranger and Bookrunner

                             TABLE OF CONTENTS

             (This Table of Contents is not part of the Agreement)
                                                                      PAGE

SECTION 1. DEFINITIONS; INTERPRETATION...................................1

      Section 1.1  Definitions...........................................1
      Section 1.2  Interpretation.......................................12

SECTION 2. THE CREDITS..................................................12

      Section 2.1  The Revolving Loan Commitment........................12
      Section 2.2  Applicable Interest Rates............................13
      Section 2.3  Minimum Borrowing Amounts............................14
      Section 2.4  Manner of Borrowing Loans and Designating Interest
                   Rates Applicable to Loans............................15
      Section 2.5  Interest Periods.....................................17
      Section 2.6  Maturity of Loans....................................17
      Section 2.7  Prepayments..........................................18
      Section 2.8  Default Rate.........................................18
      Section 2.9  Evidence of Debt.....................................19
      Section 2.10 Funding Indemnity....................................19
      Section 2.11 Commitments..........................................20

SECTION 3. FEES AND EXTENSIONS..........................................21

      Section 3.1  Fees.................................................21
      Section 3.2  Extensions...........................................21

SECTION 4. PLACE AND APPLICATION OF PAYMENTS............................23


SECTION 5. REPRESENTATIONS AND WARRANTIES...............................23

      Section 5.1  Corporate Organization and Authority.................23
      Section 5.2  Subsidiaries.........................................23
      Section 5.3  Corporate Authority and Validity of Obligations......24
      Section 5.4  Financial Statements.................................24
      Section 5.5  No Litigation; No Labor Controversies................24
      Section 5.6  Taxes................................................25
      Section 5.7  Approvals............................................25
      Section 5.8  ERISA................................................25
      Section 5.9  Government Regulation................................25
      Section 5.10 Margin Stock; Use of Proceeds........................25
      Section 5.11 Environmental Warranties.............................26
      Section 5.12 Ownership of Property; Liens.........................27
      Section 5.13 Compliance with Agreements...........................27
      Section 5.14 Full Disclosure......................................27
      Section 5.15 Solvency.............................................27

SECTION 6. CONDITIONS PRECEDENT.........................................27

      Section 6.1 Initial Borrowing.....................................28
      Section 6.2 All Borrowings........................................29

SECTION 7. COVENANTS....................................................29

      Section 7.1  Corporate Existence; Material Subsidiaries...........29
      Section 7.2  Maintenance..........................................29
      Section 7.3  Taxes................................................29
      Section 7.4  ERISA................................................30
      Section 7.5  Insurance............................................30
      Section 7.6  Financial Reports and Other Information..............30
      Section 7.7  Lender Inspection Rights.............................32
      Section 7.8  Conduct of Business..................................32
      Section 7.9  Liens................................................32
      Section 7.10 Use of Proceeds; Regulation U........................34
      Section 7.11 Mergers, Consolidations and Sales of Assets..........34
      Section 7.12 Environmental Matters................................34
      Section 7.13 Investments, Acquisitions, Loans, Advances and
                   Guaranties...........................................35
      Section 7.14 Restrictions on Indebtedness.........................36
      Section 7.15 Leverage Ratio.......................................36
      Section 7.16 Interest Coverage Ratio..............................37
      Section 7.17 Dividends and Other Shareholder Distributions........37
      Section 7.18 No Negative Pledges..................................37
      Section 7.19 Transactions with Affiliates.........................37
      Section 7.20 Compliance with Laws.................................38
      Section 7.21 Derivative Obligation................................38
      Section 7.22 Sales and Leasebacks.................................38

SECTION 8. EVENTS OF DEFAULT AND REMEDIES...............................38

      Section 8.1  Events of Default....................................38
      Section 8.2  Non-Bankruptcy Defaults..............................40
      Section 8.3  Bankruptcy Defaults..................................40

SECTION 9. CHANGE IN CIRCUMSTANCES; TAXES...............................40

      Section 9.1  Change of Law........................................40
      Section 9.2  Unavailability of Deposits or Inability to
                   Ascertain, or Inadequacy of, LIBOR...................41
      Section 9.3  Increased Costs......................................41
      Section 9.4  Taxes................................................42
      Section 9.5  Mitigation Obligations; Replacement of Lenders.......45
      Section 9.6  Discretion of Lender as to Manner of Funding.........46

SECTION 10.  THE AGENT..................................................46

      Section 10.1 Appointment and Authority............................46
      Section 10.2 Rights as a Lender...................................47
      Section 10.3 Exculpatory Provisions...............................47
      Section 10.4 Reliance by Administrative Agent.....................48
      Section 10.5 Delegation of Duties.................................48
      Section 10.6 Resignation of Administrative Agent..................48
      Section 10.7 Non-Reliance on Administrative Agent and
                   Other Lenders........................................49
      Section 10.8 No Other Duties, etc.................................49

SECTION 11.  MISCELLANEOUS..............................................50

      Section 11.1 No Waiver of Rights..................................50
      Section 11.2 Non-Business Day.....................................50
      Section 11.3 Survival of Representations..........................50
      Section 11.4 Survival of Indemnities..............................50
      Section 11.5 Set-Off; Sharing of Payments.........................50
      Section 11.6 Notices..............................................51
      Section 11.7 Counterparts; Integration; Effectiveness;
                   Electronic Execution.................................53
      Section 11.8 Successors and Assigns...............................53
      Section 11.9 Amendments...........................................56
      Section 11.10 Headings............................................57
      Section 11.11 Expenses; Indemnity; Waiver.........................57
      Section 11.12 Entire Agreement....................................59
      Section 11.13 Governing Law; Jurisdiction; Etc....................59
      Section 11.14 WAIVER OF JURY TRIAL................................60
      Section 11.15 Treatment of Certain Information; Confidentiality...60


EXHIBITS

      A    -    Form of Note
      B    -    Form of Compliance Certificate
      C    -    Assignment and Assumption
      D    -    Notice of Borrowing

SCHEDULES

      SCHEDULE 1     Pricing Grid
      SCHEDULE 2     Commitments
      SCHEDULE 4     Administrative Agent Notice and Payment Info
      SCHEDULE 5.2   Schedule of Existing Subsidiaries
      SCHEDULE 7.13  Permitted Investments
      SCHEDULE 7.17  Restrictions on Distributions and Existing Negative
      Pledges

                            180-DAY CREDIT AGREEMENT

      180-DAY CREDIT AGREEMENT, dated as of September 9, 2003 among Northern Illinois Gas Company, an Illinois corporation (the "Borrower"), the financial institutions from time to time party hereto (each a "Lender," and collectively the "Lenders"), and ABN AMRO Bank N.V. in its capacity as agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                WITNESSETH THAT:

      WHEREAS, the Borrower desires to obtain the several commitments of the Lenders to make available a 180-day revolving credit facility for loans as described herein; and

      WHEREAS, the Lenders are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth.

      NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

Section 1.1.....Definitions. The following terms when used herein have the following meanings:

      "Adjusted LIBOR" is defined in Section 2.2(b) hereof.

      "Administrative Agent" is defined in the first paragraph of this Agreement and includes any successor Administrative Agent pursuant to Section 10.6 hereof.

      "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Agreement" means this Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurodollar Loans, the Eurodollar Margin.

      "Applicable Telerate Page" is defined in Section 2.2(b) hereof.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means ABN AMRO Incorporated.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.8(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

      "Authorized Representative" means, which respect to the Borrower, those persons whose specimen signature is included in the incumbency certificate provided by the Borrower pursuant to Section 6.1(c) hereof, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

      "Base Rate" is defined in Section 2.2(a) hereof.

      "Base Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 2.2(a) hereof.

      "Base Rate Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

      "Borrower" is defined in the first paragraph of this Agreement.

      "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and in the case of Eurodollar Loans for a single Interest Period. Borrowings of Loans are made by and maintained ratably for each of the Lenders according to their Percentages. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

      "Business Day" means any day other than a Saturday or Sunday on which Lenders are not authorized or required to close in New York, New York or Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollars in the interbank market in London, England.

      "Capital" means, as of any date of determination thereof, without duplication, the sum of (A) Consolidated Net Worth plus (B) Consolidated Indebtedness.

      "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.
                                       2

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List, as amended from time to time.

       "Change in Law" means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control Event" means one or more of the following events:

           (a) less than a majority of the members of the Board of Directors of the Borrower shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

           (b) the stockholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; or

           (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Voting Stock of the Borrower as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Voting Stock of the Borrower representing more than twenty percent (20%) of the combined voting power of the outstanding Voting Stock or other ownership interests for the election of directors or shall have the right to elect a majority of the Board of Directors of the Borrower; or

           (d) Except as permitted by Section 7.11, Nicor ceases at any time to own one hundred percent (100%) of the Voting Stock and other equity interest of the Borrower.

      "Closing Date" means September 9, 2003.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" and "Commitments" are defined in Section 2.1 hereof.

      "Compliance Certificate" means a certificate in the form of Exhibit B hereto.

      "Consolidated Assets" means all assets which should be listed on the consolidated balance sheet of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, for the Borrower, calculated on a consolidated basis, the sum of the amounts for such period of (1) Consolidated Net Income, plus, (2) to the extent deducted in arriving at Consolidated Net Income, (i) net federal, state and local income taxes in respect of such period, (ii) Consolidated Interest Expense, (iii) the amount charged for the amortization of intangible assets, (iv) the amount charged for the depreciation of assets, and (v) extraordinary losses, less (B) to the extent added in arriving at Consolidated Net Income, gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Indebtedness" means, for any Person, all Indebtedness of a Person determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means for any Person, with reference to any period, calculated on a consolidated basis in accordance with GAAP, the sum of (i) all interest charges (including capitalized interest, imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense and other deferred financing charges), (ii) all commitment or other fees payable in respect of the issuance of standby letters of credit or other credit facilities, and (iii) net costs/expenses incurred under Derivative Arrangements relating to the hedging of interest rates.

      "Consolidated Net Income" means for any Person, for any period, calculated on a consolidated basis in accordance with GAAP, the amount for such period of net income (or net loss).

      "Consolidated Net Worth" means for any Person, as of any time the same is to be determined, the total shareholders' equity (including both common and preferred) reflected on the balance sheet of such Person after deducting treasury stock determined on a consolidated basis in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Credit Documents" means this Agreement, the Notes, the Fee Letter and all other documents executed in connection herewith or therewith.

      "Default" means any event or condition described in Section 8.1 the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Derivative Arrangement" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, future agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option, that relates to fluctuations in raw material prices or utility or energy prices or other costs, or any other similar agreement, including any option to enter into any of the foregoing, or any combination of any of the foregoing. "Derivative Arrangements" shall include all such agreements or arrangements made or entered into at any time, or in effect at any time, whether or not related to a Loan.

      "Derivative Obligations" means, with respect to any Person, all liabilities of such Person under any Derivative Arrangement (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Derivative Arrangement, whether or not occurring as a result of a default thereunder), absolute or contingent, now or hereafter existing or incurred or due or to become due.

      "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

      "Eurodollar Loan" means a Loan bearing interest prior to its maturity at the rate specified in Section 2.2(b) hereof.

      "Eurodollar Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

      "Eurodollar Reserve Percentage" is defined in Section 2.2(b) hereof.

      "Event of Default" means any of the events or circumstances specified in
Section 8.1 hereof.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), or similar taxes (including alternative minimum taxes) imposed by a Governmental Authority in jurisdiction (or any
                                       5
political
subdivision thereof) as a result of a connection between the Administrative Agent, Lender or other recipient and such jurisdiction (or any political subdivision thereof), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.5), any withholding tax that would be imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 9.4, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 9.4.

      "Existing Bi-Lateral Credit Agreements" means those certain committed line of credit agreements each among the Borrower, Nicor and each of ABN AMRO Bank N.V., Societe Generale, Bank One, NA, Seaway National Bank, and The Northern Trust Company.

      "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Level.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

           (a) the weighted average of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the United States Federal Reserve Bank of New York; or

           (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means that certain letter dated as of June 30, 2003 among the Arranger, Nicor and the Borrower pertaining to fees to be paid to the Administrative Agent for its sole account and benefit.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is incorporated or otherwise organized for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by Nicor and its Subsidiaries on a basis consistent with the
                                       6
preparation of Borrower's financial statements furnished to the Lenders as described in Section 5.4 hereof.

      "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "Granting Bank" has the meaning specified in Section 11.8(g).

      "Guarantee" means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligations of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise; provided, that the term "Guarantee" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

      "Hazardous Material" means:

           (a) any "hazardous substance", as defined by CERCLA; or

           (b) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

      "Immaterial Subsidiary" shall mean, any direct or indirect Subsidiary of the Borrower (i) whose total assets (as determined in accordance with GAAP) as of the date of determination do not represent at least ten percent (10%) of the total assets (as determined in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis or (ii) whose total revenues for the most recently completed twelve months (as determined in accordance with GAAP) do not represent at least ten percent (10%) of the total revenues (as determined in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis for such period.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or
(iii) which relates to the treatment or classification of any item in such financial statement and which would require an adjustment to such item the effect of which would be to cause the Borrower to be in violation of Sections
7.15 or 7.16 hereof.

      "Indebtedness" means, as to any Person, without duplication: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of Property or services (other than in respect of trade accounts payable arising in the ordinary course of business which are not past-
                                       7

due); (iii) all Capitalized Lease Obligations of such Person; (iv) all Indebtedness of others secured by a Lien on any Properties, assets or revenues of such Person to the extent of the lesser of the value of the Property subject to such Lien or the amount of such Indebtedness; (v) all Guarantees issued by such Person of Indebtedness of another Person; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters or credit (whether commercial or standby) or bankers' acceptances, and (vii) all obligations of such Person under synthetic (and similar type) lease arrangements; provided that for purposes of calculating such Person's Indebtedness under such synthetic (or similar type) lease arrangements, such lease arrangement shall be treated as if it were a Capitalized Lease.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" is defined in Section 11.11(b) hereof.

      "Information" is defined in Section 11.15 hereof.

      "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of (A) its Consolidated EBITDA to (B) its Consolidated Interest Expense for such period.

      "Interest Period" is defined in Section 2.5 hereof.

      "Investments" is defined in Section 7.13.

      "Lender" and "Lenders" are defined in the first paragraph of this Agreement.

      "Level I Status" means, subject to the provisions of Schedule I, the Borrower's S&P Rating is A+ or higher and its Moody's Rating is A1 or higher.

      "Level II Status" means Level I Status does not exist, but, subject to the provisions of Schedule I, the Borrower's S&P Rating is A or higher and its Moody's Rating is A2 or higher.

      "Level III Status" means neither Level I Status nor Level II Status exists, but, subject to the provisions of Schedule I, the Borrower's S&P Rating is A- or higher and its Moody's Rating is A3 or higher.

      "Level IV Status" means none of Level I Status, Level II Status nor Level III Status exists, but, subject to the provisions of Schedule I, the Borrower's S&P Rating is BBB+ or higher and its Moody's rating is Baa1 or higher.

      "Level V Status" means none of Level I Status, Level II Status, Level III Status nor Level IV Status exists, but, subject to the provisions of Schedule I, the Borrower's S&P Rating is BBB or higher and its Moody's rating is Baa2 or higher.

      "Level VI Status" means none of Level I Status, Level II Status, Level III Status, Level IV Status nor Level V Status exists.

      "LIBOR" is defined in Section 2.2(b) hereof.
                                       8

      "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

      "Loan" and "Loans" are defined in Section 2.1 hereof and includes a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

      "Material Adverse Effect" means any effect, resulting from any event or circumstance whatsoever, which has a material adverse effect on the financial condition or results of operations of the Borrower, or on the ability of the Borrower to perform its payment obligations under this Agreement.

      "Material Subsidiaries" means any Subsidiary of the Borrower which is not an Immaterial Subsidiary.

      "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States of America as mutually agreed between the Required Lenders and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

      "Nicor" means Nicor Inc., an Illinois corporation.

       "Nicor Gas Indenture" means that certain Indenture, dated as of January 1, 1954, between Commonwealth Edison Company and Continental Illinois National Bank and Trust Company of Chicago, as supplemented from time to time, and as last supplemented by a Supplemental Indenture, dated December 15, 2001, between the Borrower and BNY Midwest Trust Company, as successor trustee under the Indenture dated as of January 1, 1954, as amended or supplemented from time to time.

       "Note" is defined in Section 2.9(a) hereof.

      "Notice of Borrowing" means a notice of borrowing in the form of Exhibit D hereto.

      "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, fees, expenses, indemnities, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.
                                       9

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

      "Participant" is defined in Section 11.8(d) hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which the Borrower or any member of the Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all outstanding Obligations.

      "Permitted Derivative Obligations" means all Derivative Obligations as to which the Derivative Arrangements giving rise to such Derivative Obligation are entered into in the ordinary course of business to hedge interest rate risk, currency risk, commodity price risk or the production of Borrower or its Subsidiaries (and not for speculative purposes).

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

      "Related Parties" means, subject to the provisions of Section 11.9 with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Release" means "release", as such term is defined in CERCLA

      "Required Lenders" means, as of the date of determination thereof, Lenders holding in the aggregate sixty-six and two-thirds percent (66 and 2/3%) or more of the Percentages.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC Disclosure Documents" means all reports on forms 10K, 10Q, and 8K filed by Nicor with the SEC prior to the Closing Date.

      "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.
                                       10

      "S&P Rating" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Required Lenders and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

      "Solvent" means that (a) the fair value of a Person's assets is in excess of the total amount of such Person's debts, as determined in accordance with the United States Bankruptcy Code, and (b) the present fair saleable value of a Person's assets is in excess of the amount that will be required to pay such Person's debts as they become absolute and matured. As used in this definition, the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the United States Bankruptcy Code.

      "SPC" has the meaning specified in Section 11.8(g).

       "Subsidiary" means, as to the Borrower, any corporation or other entity
(i) which is or should be consolidated into the financial statements of the Borrower in accordance with GAAP or (ii) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

       "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
      "Telerate Service" means the Moneyline Telerate, Inc.

      "Termination Date" means March 8, 2004, as extended from time to time pursuant to Section 3.2.

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "U.S. Dollars" and "$" each means the lawful currency of the United States of America.
                                       11

      "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "Wholly-Owned Subsidiary" means a Subsidiary of Borrower of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned, directly or indirectly, by the Borrower.

Section 1.2.....Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP in effect on the Closing Date, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2. THE CREDITS.

Section 2.1.....The Revolving Loan Commitment. Subject to the terms and conditions hereof (including Sections 6.1 and 6.2), each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time on and after the Closing Date and before the Termination Date on a revolving basis in U.S. Dollars in an aggregate outstanding amount up to the amount of its commitment set forth on Schedule 2 hereto (such amount, as reduced pursuant to Section 2.11(a), increased pursuant to Section 2.11(b), or changed as a result of one or more assignments under Section 11.8, its "Commitment" and, cumulatively for all the Lenders, the "Commitments"); provided that the aggregate amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time. On the Termination Date the Commitments shall terminate. Each Borrowing of
                                       12

Loans shall be made ratably from the Lenders in proportion to their respective Percentages. As provided in Section 2.4(a) hereof, the Borrower may elect that each Borrowing of Loans be either Base Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof. Unless an earlier maturity is provided for hereunder, all Loans shall mature and be due and payable on the Termination Date.

Section 2.2.....Applicable Interest Rates.

(a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during the period it is outstanding (computed (x) at all times the Base Rate is based on the rate described in clause (i) of the definition thereof, on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed or (y) at all times the Base Rate is based on the rate described in clause (ii) of the definition thereof, on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of each calendar quarter and at maturity (whether by acceleration or otherwise).

      "Base Rate" means for any day the greater of:

           (i) the rate of interest announced by ABN AMRO Bank N.V. from time to time as its prime rate, or equivalent, for U.S. Dollar loans within the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

           (ii) the sum of (x) the Federal Funds Rate, plus (y) 1/2 of 1%
      (0.50%).

(b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

  Adjusted LIBOR       =              LIBOR
                            ---------------------------
                              1 - Eurodollar Reserve
                                   Percentage

      "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by each Lender as part of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by each Lender as part of such Borrowing, which appears on the Applicable Telerate Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

      "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other pages as may replace any such page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

      "Eurodollar Reserve Percentage" means for an Borrowing of Eurodollar Loans from any Lender, the daily average for the applicable Interest Period of the actual effective rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are maintained by such Lender during such Interest Period pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

(c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to Obligations, and a determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error.

Section 2.3.....Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans and
Eurodollar Loans shall be in an amount not less than (i) if such Borrowing is comprised of a Borrowing of Base Rate Loans, $1,000,000 and integral multiples of $500,000 in excess thereof, and (ii) if such Borrowing is comprised of a Borrowing of Eurodollar Loans, $2,000,000 and integral multiples of $1,000,000 in excess thereof.
                                       14

Section 2.4.....Manner  of  Borrowing  Loans  and  Designating  Interest  Rates
Applicable to Loans.

(a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, or (ii) on the date on which the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.3, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans, and (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting, the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone, facsimile or electronic means (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall be irrevocable once given and shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. All such notices shall be in the form of a Notice of Borrowing, unless otherwise consented to by the Administrative Agent; provided that the Borrower agrees that the Administrative Agent may rely on any telephonic, facsimile or electronic notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. There may be no more than six different Interest Periods in effect at any one time.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, facsimile or electronic notice to each Lender of any notice from the Borrower received pursuant to Section 2.4(a) above. The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans.

(c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.4(a) and has not notified the Administrative Agent within the period required by Section 2.7(a) that it intends to prepay such Borrowing, such Borrowing shall
                                       15
automatically be converted into a Borrowing of Base Rate Loans, subject to
Section 6.2 hereof. The Administrative Agent shall promptly notify the Lenders of the Borrower's failure to so give a notice under Section 2.4(a).

(d) Disbursement of Loans. Not later than 12:00 noon (New York time) on the date of any requested advance of a new Borrowing of Eurodollar Loans, and not later than 2:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 6 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent shall make Loans available to Borrower at the Administrative Agent's principal office in New York, New York or such other office as the Administrative Agent has previously agreed in writing to with Borrower, in each case in the type of funds received by the Administrative Agent from the Lenders.

(e) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(d) and may, in reliance upon such assumption, make available to the applicable to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.5.....Interest Periods. As provided in Section 2.4(a) hereof, at the time of each request of a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending 1, 2, 3, or 6 months thereafter; provided, however, that:

(a) the Borrower may not select an Interest Period that extends beyond the Termination Date;

(b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; provided that, if such extension would cause the last day of an Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(c) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

Section 2.6.....Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), all Obligations (including principal and interest on all outstanding Loans) shall mature and become due and payable on the Termination Date. The Borrower hereby promises to pay as and when due each Obligation owing by it. The Borrower hereby waives demand, presentment, protest or notice of any kind with respect to each such Obligation.

Section 2.7.....Prepayments. (a) Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then (i) in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to
Section 2.3 hereof remains outstanding) any Borrowing of Eurodollar Loans upon three (3) Business Days' prior irrevocable notice to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, irrevocable notice delivered to the Administrative Agent no later than 12:00 noon (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. In the case of Eurodollar Loans, any amounts owing under Section 2.10 hereof as a result of such prepayment shall be paid contemporaneously with such prepayment. The Administrative Agent will promptly advise each Lender of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
                                       17

      (b) If the aggregate amount of outstanding Loans shall at any time for any reason exceed the Commitments then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Lenders as a prepayment of the Loans and such prepayments shall not be subject to the provisions of Section 2.7(a). Immediately upon determining the need to make any such prepayment Borrower shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.10.

Section 2.8.....Default Rate. If any Obligation, is not paid when due (whether by acceleration or otherwise), or upon the occurrence of any Event of Default and notice from the Administrative Agent to the Borrower referencing such Event of Default and stating that the additional interest specified in this Section
2.8 shall commence accruing, all Obligations shall, to the extent permitted by applicable law, bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the rate described in clause (i) of the definition of Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment on such Obligations was due or such notice was delivered, until paid in full or such Event of Default is waived in accordance with the provisions of this Agreement, payable on demand, at a rate per annum equal to:

(a) for any Obligation other than a Eurodollar Loan (including principal and interest relating to Base Rate Loans and interest on Eurodollar Loans), the sum of two percent (2%) plus the Applicable Margin applicable to Base Rate Loans plus the Base Rate from time to time in effect; and

(b) for the principal of any Eurodollar Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin applicable to Base Rate Loans plus the Base Rate from time to time in effect.

Section 2.9.....Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Loans. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Lender under the Credit Documents, the Borrower shall promptly execute and deliver to such Lender a promissory note in the form of Exhibit A hereto (each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes").

      (b) The Register maintained by the Administrative Agent pursuant to
Section 11.8(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and, if appropriate, the Interest Period applicable
                                       18
thereto, (ii) the
terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.10....Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense (excluding loss of margin) incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a) any payment (whether by acceleration, pursuant to Section 9.5 or otherwise), prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

(b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.4(a) or established pursuant to
      Section 2.4(c) hereof,

(c) any failure by the Borrower to make any payment or prepayment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

(d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be prima facie evidence of the amount of such loss, cost or expense.

Section 2.11....Commitments. (a) Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to reduce or terminate the Commitments without premium or penalty, in whole or in part, any partial termination or reduction to be (i) in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, and (ii) allocated ratably among the Lenders in proportion to their respective Percentages; provided that the Commitments may not be reduced to an amount less than the amount of the Loans then outstanding. The Administrative Agent shall give prompt notice to each Lender of any reduction or termination of Commitments. Any reduction or termination of Commitments pursuant to this Section 2.11 may not be reinstated.

      (b) The Borrower and the Administrative Agent may from time to time add additional financial institutions as parties to this Agreement or, with the written consent of an existing Lender, increase the Commitment of such existing Lender (any such financial institution or existing Lender which is increasing its commitment being referred to as an "Added Lender") pursuant to documentation satisfactory to the Borrower and the Administrative Agent and any such Added Lender shall for all purposes be considered a Lender for purposes of this Agreement and the other Credit Documents with a Commitment as set forth in such documentation. Any such Added Lender shall on the date it is deemed a party to this Agreement purchase from the other Lenders its Percentage (or the increase in its Percentage, in the case of an Added Lender which is an existing Lender) of the Loans outstanding. Notwithstanding anything contained in this Section 2.11(b) to the contrary, the aggregate amount of Commitments may not at any time exceed $500,000,000 without the consent of the Required Lenders.

SECTION 3. FEES AND EXTENSIONS.

Section 3.1.....Fees.

(a) Facility Fee. From and after the Closing Date, Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Commitments (whether used or unused), or if the Commitments have expired or terminated, on the principal amount of Loans then outstanding. Such facility fee is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date, and if the Commitments are terminated in whole prior to the Termination Date, the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

(b) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent for the sole account of the Administrative Agent the fees agreed to by the Borrower in the Fee Letter or as otherwise agreed among them in writing.

(c) Fee Calculations. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Administrative Agent and shall be prima facie evidence of the amount of such fee.

Section 3.2.....Extensions.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to the Termination Date then in effect hereunder (the "Existing Termination Date"), request that each Lender extend such Lender's Termination Date for an additional 180 days from the Existing Termination Date.
                                       20

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Existing Termination Date and not later than the date (the "Notice Date") that is 20 days prior to the Existing Termination Date, advise the Administrative Agent whether or not such Lender agrees to such extension and each Lender that determines not to so extend its Commitment Termination Date (a "Non-Extending Lender") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice
Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender's determination under this Section no later than the date 15 days prior to the Existing Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Each Additional Commitment Lender shall enter into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 80% of the aggregate amount of the Commitments in effect immediately prior to the Existing Termination Date, then, effective as of the Existing Termination Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling 180 days after the Existing Termination Date (except that, if such date is not a Business Day, such Commitment Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

           (x) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

           (y) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

           (z) on or before the Termination Date of each Non-Extending Lender,
      (1) the Borrower shall have paid in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrower hereunder and (2) the Borrower shall have paid in full all other Obligations owing to such Lender hereunder.

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.

      All payments of principal of and interest on the Loan, and all other Obligations payable by the Borrower under the Credit Documents shall be made by Borrower in U.S. Dollars to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Administrative Agent in New York, New York pursuant to the payment instructions set forth on Part A of Schedule 4 hereof (or such other location in the United States as the Administrative Agent may designate to Borrower) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, defense, counterclaim, levy, or any other deduction of any kind in immediately available funds at the place of payment. The Administrative Agent, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or applicable fees ratably to the Lenders and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

      The Borrower hereby represents and warrants to each Lender as to itself and, where the following representations and warranties apply to its Subsidiaries, as to each Subsidiary of the Borrower, as follows:

Section 5.1.....Corporate Organization and Authority. The Borrower is (i) duly organized and existing in good standing under the laws of the State of Illinois;
(ii) has all necessary corporate power to carry on its present business; and
(iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect.

Section 5.2.....Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Material Subsidiary, such Material Subsidiary's jurisdiction of incorporation or formation, the percentage of issued and outstanding shares of each class of such Material Subsidiary's capital stock or other equity interests owned by the Borrower and/or the Borrower's Subsidiaries and, if such percentage is not one hundred percent (100%) (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares or equity interests of each class issued and outstanding. Each Material Subsidiary is duly formed and existing in good standing under the laws of the jurisdiction of its formation, has all necessary organizational power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes
                                       22
such licensing or
qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests, as applicable, of each Material Subsidiary owned directly or indirectly by the Borrower are validly issued and outstanding and fully paid and nonassessable. All such shares and other equity interests owned by the Borrower are owned beneficially, and of record, free of any Lien, except as permitted in Section 7.9.

Section 5.3.....Corporate Authority and Validity of Obligations. The Borrower
has all necessary corporate power and authority to execute, deliver and perform their obligations under this Agreement and the Notes and to consummate the transactions herein contemplated, and the execution, delivery and performance, and the consummation of the transactions herein contemplated, by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action on their part; and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the Notes when executed and delivered for value will constitute, their legal, valid and binding obligation, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4.....Financial Statements. The consolidated balance sheet and consolidated statement of capitalization of Nicor as of December 31, 2002 and the notes thereto (the "12/31 Financials") and the related consolidated statements of operations and cash flows of Nicor for the fiscal year ended on said date, and the unaudited consolidated balance sheet of Nicor as of June 30, 2003 and the notes thereto (the "6/30 Financials") and the related consolidated statements of income and cash flows of Nicor for the 6-month period ended on such date, heretofore furnished to the Lenders, are complete and correct and fairly present the consolidated financial condition of Nicor as of said dates, and the results of its operations for the fiscal year and 6-month period ended on said dates (subject, in the case of the 6/30 Financials to normal year-end audit adjustments). On said dates the Borrower did not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the 12/31 Financials and the 6/30 Financials as of said dates or as previously disclosed in the SEC Disclosure Documents. From the period commencing December 31, 2002 and ending on the Closing Date, there has been no event or series of events which has resulted in, or reasonably could be expected to result in, a Material Adverse Effect.

Section 5.5.....No Litigation; No Labor Controversies. (a) Except as previously disclosed in the SEC Disclosure Documents, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could have a Material Adverse Effect during the term of this Agreement.

      (b) There are no labor controversies pending or, to the best knowledge of Borrower, threatened against the Borrower or any Subsidiary of the Borrower which could (individually or in the aggregate) have a Material Adverse Effect.
                                       23

Section 5.6.....Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower except for any such taxes that are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Borrower in respect of taxes are in conformance with GAAP.

Section 5.7.....Approvals. No authorization, consent, approval, license, exemption, filing or registration with any court or Governmental Authority, nor any approval or consent of the stockholders of the Borrower or any Subsidiary of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of the Borrower of any Credit Document to which it is a party.

Section 5.8.....ERISA. During the twelve consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing, no steps have been taken to terminate or completely or partially withdraw from any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302
(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as previously disclosed in the SEC Disclosure Documents, the Borrower does not have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 5.9.....Government Regulation. Neither Borrower nor any Subsidiary of
Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. All approvals, if any, which the Borrower is required to obtain as a result of it being subject to the Public Utility Holding Company Act of 1935, as amended, have been obtained.

Section 5.10....Margin Stock; Use of Proceeds. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any borrowings hereunder will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X, or any official rulings on or interpretations of such regulations. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 5.10 with such meanings. The proceeds of the Loans will be used solely to provide back-up for commercial paper, the proceeds of which will be used or have been used to purchase natural gas and for natural gas purchases.

Section 5.11....Environmental Warranties. Except as previously disclosed in the
SEC Disclosure Documents:

(a) all facilities and Property (including underlying groundwater) owned, operated or leased by the Borrower are in material compliance with all Environmental Laws, except for such instances of noncompliance as are unlikely, singly or in the aggregate, to have a Material Adverse Effect;
                                       24

(b) there have been no past, and there are no pending or threatened:

           (i) claims, complaints, notices or requests for information received by the Borrower with respect to any alleged violation of any Environmental Law or,

           (ii) complaints, notices or inquiries to the Borrower regarding potential liability under any Environmental Law;

      except as are unlikely, singly or in the aggregate, to have a Material Adverse Effect;

(c) there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned, operated or leased by the Borrower that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

(d) the Borrower has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for its businesses, except where the failure to maintain or comply with any of the foregoing is not reasonably likely to have a Material Adverse Effect during the term of this Agreement;

(e) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, operated or leased by the Borrower, singly or in aggregate, that are reasonably likely to have a Material Adverse Effect;

(f) the Borrower has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower for any remedial work, damage to natural resources or personal injury, including claims under CERCLA that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect during the term of this Agreement;

(g) there are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned, operated or leased by the Borrower that, singly or in the aggregate, are reasonably likely to have a Material Adverse Effect during the term of this Agreement; and

(h) no conditions exist at, on or under any Property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, which would have a Material Adverse Effect during the term of this Agreement.

Section 5.12....Ownership of Property; Liens. The Borrower and each Subsidiary of the Borrower has good title to or valid leasehold interests in all its Property, except where the failure to have such title or a valid leasehold interest is not reasonably likely to have a Material Adverse Effect. None of the Borrower's or any such Subsidiary's Property is subject to any Lien, except as permitted in Section 7.9.
                                       25

Section 5.13....Compliance with Agreements. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Contractual Obligation to which the Borrower is a party or by which it is bound or to which it is subject, or constitute a default under any such Contractual Obligation, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such Contractual Obligation.

Section 5.14....Full Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

Section 5.15....Solvency. The Borrower and each of its Material Subsidiaries, individually and on a consolidated basis, is Solvent.

SECTION 6. CONDITIONS PRECEDENT.

      The obligation of each Lender to effect a Borrowing shall be subject to the following conditions precedent:

Section 6.1.....Initial  Borrowing.  Before or  concurrently  with the  initial
Borrowing:

(a) The Administrative Agent shall have received the favorable written opinion of Latham & Watkins, counsel to Borrower;

(b) The Administrative Agent shall have received copies of the Borrower's (i) Articles of Incorporation, together with all amendments and (ii) bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

(c) The Administrative Agent shall have received copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

(d) The Administrative Agent shall have received for each Lender that requests a Note, such Lender's duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.9(a) hereof;
                                       26

(e) The Administrative Agent shall have received a duly executed counterpart of this Agreement from each of the Lenders and the Borrower;

(f) The Administrative Agent shall have received a duly executed Compliance Certificate containing financial information as of June 30, 2003;

(g) Neither the Borrower nor any of its Subsidiaries shall have, during the period from June 30, 2003 to the Closing Date, issued, incurred, assumed, created, become liable for, contingently or otherwise, any material Indebtedness other than the issuance of commercial paper consistent with past practices;

(h) The Borrower shall have paid to each Lender the applicable fees for providing its Commitment under this Agreement;

(i) The Existing Bi-Lateral Credit Agreements shall have been terminated and all obligations owing thereunder shall have been repaid in full. By their execution hereof, the Borrowers and each Lender that is party to an Existing Bi-Lateral Credit Agreement (but as to such a Lender only with respect to the agreement to which such Lender is a party) hereby agree that such agreement is terminated; and

(j) The Administrative Agent shall have received such other documents and information as it may reasonably request.

      By executing this Agreement, the Administrative Agent and each of the Lenders agrees that each condition set forth in this Section 6.1 has been satisfied.

Section 6.2.....All Borrowings. As of the time of each Borrowing hereunder
(other than the continuation of a Eurodollar Loan or the conversion of a Base Rate Loan to a Eurodollar Loan or a Eurodollar Loan to a Base Rate Loan):

(a)   The Administrative Agent shall have received the notice required by
      Section 2.4 hereof;

(b) Each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date; and

(c) No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing.

(d) Each request for a Borrowing shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing as to the facts specified in paragraphs (b) and (c) of this Section 6.2.
                                       27

SECTION 7. COVENANTS.

      The Borrower covenants and agrees that, so long as any Note or Loan is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Lenders:

Section 7.1.....Corporate Existence; Material Subsidiaries The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain its corporate existence and all of its material rights, privileges and franchises if failure to maintain such existence, rights, privileges or franchises would materially and adversely affect the financial condition or operations of, or the business taken as a whole, of the Borrower. Together with any financial statements delivered pursuant to Section 7.6 hereof, Borrower shall deliver an updated Schedule 5.2 to reflect any changes from the existing Schedule 5.2.

Section 7.2.....Maintenance. The Borrower will maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to maintain such Property is not reasonably likely to have a Material Adverse Effect.

Section 7.3.....Taxes. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 7.4.....ERISA. The Borrower will, and will cause each of its
Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Properties.

Section 7.5.....Insurance. The Borrower will keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Borrower will, upon request of a Lender, furnish to such Lender a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

Section 7.6.....Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Lenders and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Lender may reasonably request. The Borrower shall deliver (via email or otherwise) to the Administrative Agent in form and detail satisfactory to the Administrative Agent, with copies for each Lender in form and substance satisfactory to them, each of the following:

           (i) as soon as available and in any event within 95 days after the end of each fiscal year of Borrower, consolidated statements of income, common stockholders'
                                       28
      equity, cash flows, and income taxes of Borrower for such year and the related consolidated balance sheet and statement of capitalization at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial position and results of operations and cash flows of Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year, and otherwise be without any Impermissible Qualification; provided that if Borrower files its annual report on Form 10-K for the applicable annual period, and such annual report contains the financial statements and accountants certifications, opinions and statements described above, Borrower may satisfy the requirements of this Section 7.6(a)(i) by delivering a copy of such annual report to each Lender;

           (ii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarterly periods of each fiscal year of Borrower, consolidated statements of income of Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and consolidated cash flows for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, all of the foregoing prepared by Borrower in reasonable detail in accordance with GAAP and certified by Borrower's chief financial officer or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby (except for the absence of footnotes and year-end adjustments); provided that if Borrower files a Form 10-Q for the applicable quarterly period, and such quarterly report contains the financial statements and certifications described above, the Borrower may satisfy the requirements of this Section 7.6(a)(ii) by delivering a copy of such quarterly report to each Lender.

      (b) Each financial statement furnished to the Lenders pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by a Compliance Certificate in the form of Exhibit B hereto signed by the Chief Financial Officer or Vice President - Controller of the Borrower.

(c) Borrower will promptly (and in any event within five Business Days after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent of (i) any Default or Event of Default of which the Borrower has knowledge, including in such notice a description of the same in reasonable detail, and indicating what action is being undertaken with respect to such Default or Event of Default; and (ii) any event or condition which in the opinion of the Borrower could reasonably be expected to have a Material Adverse Effect.

(d) Promptly upon their becoming available, and without duplication of the other materials required to be delivered pursuant to this Agreement, the Borrower will deliver (via email or otherwise) to the Administrative Agent, with copies for each Lender copies of all registration statements, regular periodic reports, if any, and SEC Disclosure Documents which Nicor or the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.
                                       29

(e) Promptly upon the mailing thereof to the shareholders of Nicor or the Borrower generally, and without duplication of the other materials required to be delivered pursuant to this Agreement, the Borrower will deliver to the Administrative Agent, with copies for each Lender copies of all financial statements, reports and proxy statements so mailed.

(f) Immediately upon becoming aware of the institution of any steps by Nicor, the Borrower, or any other Person to terminate any Pension Plan or the complete or partial withdrawal from any Pension Plan by Nicor or any member of its Controlled Group which could result in a liability to Nicor or any of its Subsidiaries of a liability in excess of $20,000,000, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA securing an amount in excess of $20,000,000, or the taking of any action with respect to a Pension Plan which could result in the requirement that Nicor or the Borrower furnish a bond or other security to the PBGC or such Pension Plan in excess of $20,000,000, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Nicor or the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of Nicor or the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

(g) From time to time such other information regarding the business or financial condition of the Borrower as the Administrative Agent or a Lender may reasonably request.

Section 7.7.....Lender Inspection Rights. For purposes of confirming compliance with the Credit Documents or after the occurrence and during the continuance of an Event of Default, upon reasonable notice from the Administrative Agent or the Required Lenders, Borrower will, permit the Lenders (and such Persons as any Lender may designate) during normal business hours to visit and inspect, under Borrower's guidance, any of the Properties of Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision Borrower authorizes such accountants to discuss with the Lenders (and such Persons as any Lender may designate) the finances and affairs of Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such visit and inspection may be conducted in any twelve month period. Prior to the occurrence of an Event of Default, the Borrower shall only be required to pay the costs and expenses of professionals retained by the Administrative Agent in connection with any such visit or inspection. After the occurrence of an Event of Default, the Borrower shall be obligated to pay all reasonable costs and expenses incurred by the Administrative Agent and the Lenders in connection with such visitations and inspections. The Borrower shall receive advance notice of any proposed discussion with such accountants and shall have the right to participate therein.

Section 7.8.....Conduct of Business. The Borrower will not engage in any material line of business materially unrelated to the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date.
                                       30

Section 7.9.....Liens. Borrower will not, nor will it permit any of its
Subsidiaries to, create, incur, permit to exist any Lien on any Property owned by the Borrower or any Subsidiary of the Borrower; provided, however, that this
Section 7.9 shall not apply to or operate to prevent:

(a) Liens arising by operation of law in respect of Property of the Borrower or any of its Subsidiaries which are incurred in the ordinary course of business which do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries;

(b) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

(c) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of Borrower and its Subsidiaries secured by such Liens shall not exceed $20,000,000 at any one time outstanding;

(d) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real Properties which do not materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

(e) Liens existing on the date hereof and Liens granted pursuant to the terms of the Nicor Gas Indenture;

(f) Liens securing Indebtedness and other obligations; provided that such Liens permitted by this paragraph (f) shall only be permitted to the extent the aggregate amount of Indebtedness and other obligations secured by all such Liens does not exceed five percent (5%) of the difference between (A) Consolidated Assets as reflected on the most recent balance sheet delivered pursuant to Section 7.6, minus (B) the amount of Indebtedness then outstanding under the Nicor Gas Indenture;

(g) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
                                       31

(h) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

(i) Liens with respect to any surplus assets leased by the Borrower or any of its Subsidiaries.

(j) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (i), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced;

      provided, that the foregoing paragraphs shall not be deemed under any circumstance to permit a Lien to exist on, and Borrower agrees it will not permit to exist a Lien on, (i) any capital stock or other equity interests of the Borrower, or (ii) the Borrower's natural gas inventory or any receivables arising from the sale of such inventory.

      Any Lien which when incurred or permitted to exist complies with the requirements of paragraphs (a) through (j) above may continue to exist, and shall be permitted hereunder, notwithstanding that such Lien if incurred thereafter would not comply with such requirement.

Section 7.10....Use of Proceeds; Regulation U. The proceeds of each Borrowing will be used by the Borrower solely to provide back-up for commercial paper, the proceeds of which have been used or will be used to purchase natural gas and for natural gas purchases. The Borrower will not use any part of the proceeds of any of the Borrowings directly or indirectly to purchase or carry any margin stock (as defined in Section 5.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.11....Mergers, Consolidations and Sales of Assets. The Borrower will not, nor will it permit any of its Material Subsidiaries to, (i) consolidate with or be a party to merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the assets of the Borrower and its Subsidiaries; provided, however, that (w) the foregoing shall not prohibit any sale, lease, transfer or disposition to which the Required Lenders have consented, such consent not to by unreasonably withheld if (A) such transaction does not result in a downgrade of the Borrower's S&P Rating or Moody's Rating, (B) such transaction is for cash consideration (or other consideration acceptable to the Required Lenders) in an amount not less than the fair market value of the applicable assets, and (C) such transaction, when combined with all other such transactions, would not have a Material Adverse Effect, taken as a whole, (x) any Subsidiary of the Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Borrower or any Subsidiary of which the Borrower holds (directly or indirectly) at least the same percentage equity ownership; provided that in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, and (y) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business.
                                       32

      As used in this Section 7.11, a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "substantial part" of the consolidated assets of the Borrower and its Subsidiaries if the net book value of such assets, when added to the net book value of all other assets sold, leased, transferred or disposed of by the Borrower and its Subsidiaries during such fiscal year (other than obsolete or surplus Property and inventory in the ordinary course of business) exceeds ten percent (10%) of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis as of the last day of the immediately preceding fiscal year.

Section 7.12....Environmental Matters.  The Borrower will:

(a) use and operate all of its facilities and Properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, will not have a Material Adverse Effect, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, except where the failure to keep such permits, approvals, certificates, licenses or other authorizations, or any noncompliance with the provisions thereof, will not have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that will not have a Material Adverse Effect; and

(b) promptly notify the Administrative Agent and provide copies upon receipt of all written inquiries from any Governmental Authority, claims, complaints or notices relating to the condition of its facilities and Properties or compliance with Environmental Laws which will have a Material Adverse Effect.

Section 7.13....Investments, Acquisitions, Loans, Advances and Guaranties. The
Borrower will not, nor will it permit any Subsidiary of the Borrower to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

(a) investments permitted by the Borrower's corporate investment policy attached hereto as Schedule 7.13;

(b) ownership of stock, obligations or securities received in settlement of debts owing to the Borrower or any Subsidiary;

(c) endorsements of negotiable instruments for collection in the ordinary course of business;

(d) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

(e) Investments (i) in or with respect to Nicor or any Subsidiary of the Borrower, including intercompany loans, provided that any intercompany loans to the Borrower must be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, or (ii) existing on the Closing Date;

(f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments in Persons engaged in substantially the same lines of business as the Borrower or any of its Subsidiaries so long as, unless consented to by the Required Lenders, (i) no downgrade in the S&P Rating or Moody's Rating would occur as a result of the consummation of such Investment, (ii) if such Investment is for the purpose of acquiring another Person, the Board of Directors (or similar governing body) of such Person being acquired has approved being so acquired, and (iii) no Default or Event of Default has occurred and is continuing at the time of, or would occur as a result of, such Investment;

(h) Guarantees by the Borrower or any of its Subsidiaries of any Indebtedness (so long as such Indebtedness is permitted pursuant to Section 7.14) or other obligations of the Borrower or any of its Subsidiaries; and

(i) other Investments not to exceed an aggregate amount of $10,000,000 outstanding at any one time.

      Any Investment which when made complies with the requirements of paragraphs (a) through (h) above may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

      In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.13, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

Section 7.14....Restrictions on Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, incur, assume, create, become liable for, contingently or otherwise, or have outstanding any Indebtedness, provided that the foregoing provisions shall not restrict nor operate to prevent the following Indebtedness:

(a)   the Obligations;

(b) any other Indebtedness so long as after giving effect to the incurrence thereof the Borrower shall be in compliance with the Leverage Ratio set forth in Section 7.15, provided that intercompany loans owing by the Borrower are permitted only so
                                       34
      long as such loans are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.

Section 7.15....Leverage Ratio. The Borrower will not at the end of any fiscal quarter permit the ratio of its Consolidated Indebtedness to its Capital to exceed 0:65 to 1:00; provided that for the fiscal quarter ending on December 31, 2003, such ratio shall not exceed 0.70 to 1:00.

Section 7.16....Interest Coverage Ratio. The Borrower will maintain an Interest
Coverage Ratio of not less than 3.00 to 1.00, as determined at the end of each fiscal quarter (which most recently ended fiscal quarter shall be included in the four fiscal quarter period for which compliance is being measured).

Section 7.17....Dividends and Other Shareholder Distributions. (a) The Borrower
shall not (i) declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on or relating to its outstanding capital stock, or (ii) repay (directly, through sinking fund payments or otherwise) any Indebtedness or other obligations owing to an Affiliate unless in either circumstance no Default or Event of Default exists prior to or would result after giving effect to such action; provided that nothing in this Section shall prohibit the Borrower from paying a dividend which was declared as otherwise permitted hereby.

      (b) Except as set forth on Schedule 7.17, the Borrower will not permit any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary of the Borrower, (2) pay any Indebtedness owed to the Borrower or any other Subsidiary, (3) make loans or advances to the Borrower or any other Subsidiary, or (4) transfer any of its Property or assets to the Borrower or any other Subsidiary; provided, however, in the case of any consensual Liens that are permitted pursuant to Section 7.9, the Lien holder may, solely with respect to the assets or property to which such Lien attaches, contract for and receive a negative pledge and restrictions on transfer with respect thereto and the proceeds thereof.

Section 7.18....No Negative Pledges. Except as set forth on Schedule 7.17, the
Borrower will not, and will not permit any of its Subsidiaries to enter into or suffer to exist any agreement (except the Credit Documents) prohibiting the creation or assumption of any security interest upon its properties or assets, whether now owned or hereafter acquired by the Borrower; provided, however, in the case of a consensual Lien on assets or property that is permitted pursuant to Section 7.9, the Lien holder may, solely with respect of the assets or property to which such Lien attaches, contract for and receive a negative pledge with respect thereto and the proceeds thereof.

Section 7.19....Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of such Person, including without limitation, for purchase from, sale to or exchange of Property with, for merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon terms no less favorable to the Borrower or such Subsidiary than could be obtained in a similar transaction involving a third-party or (ii) as otherwise permitted in this Agreement.

Section 7.20....Compliance with Laws. The Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority if failure to comply with such requirements would result in a Material Adverse Effect.

Section 7.21....Derivative Obligation. The Borrower will, nor will it permit any of its Subsidiaries, to enter into any Derivative Obligations other than Permitted Derivative Obligations.

Section 7.22....Sales and Leasebacks. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Borrower or any Subsidiary of Borrower of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor if the total amount of rent and other obligations of the Borrower and its Subsidiaries under such lease, when combined with all rent and other obligations of Borrower and its Subsidiaries under all such leases, would exceed $20,000,000.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

Section 8.1.....Events of Default. Any one or more of the following shall constitute an Event of Default:

(a) (i) default in the payment when due of any fees, interest or of any other Obligation not covered by clause (ii) below and such payment default continues for three (3) Business Days or (ii) default in the payment when due of the principal amount of any Loan;

(b) default by the Borrower in the observance or performance of any covenant set forth in Section 7.1, Section 7.6(c), Sections 7.10, 7.11, Sections 7.13through 7.17, and Section 7.21 hereof;

(c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent;

(d) (i) failure to pay when due Indebtedness in an aggregate principal amount of (x) $20,000,000 or more of the Borrower or any Material Subsidiary, or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any of its Material Subsidiaries in an aggregate principal amount of $20,000,000 or more is outstanding and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;
                                       36

(e) any representation or warranty made herein or in any other Credit Document by the Borrower, or in any certificate furnished pursuant to any Credit Document by the Borrower proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

(f) the Borrower or any Material Subsidiary shall (i) fail to pay its debts generally as they become due or admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (v) take any corporate action (such as the passage by its board of directors of a resolution) in furtherance of any matter described in parts (i)-(iv) above, or (vi) fail to contest in good faith any appointment or proceeding described in
      Section 8.1(g) hereof;

(g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary, or any substantial part of the Property of the Borrower or a Material Subsidiary, or a proceeding described in Section 8.1(f)(iv) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(h) the Borrower or any Material Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

(i) (i) Nicor, the Borrower, or any other member of the Controlled Group shall fail to pay to the PBGC or any Pension Plan any amount or amounts aggregating in excess of $20,000,000 when due, which if remain unpaid could reasonably result in a Lien against Borrower, (ii) a notice of intent to terminate a Pension Plan or Pension Plans at a single time having aggregate Unfunded Vested Liabilities in excess of $20,000,000 (collectively, a "Material Plan") shall be filed by the sponsor of such Pension Plan and it could reasonably be expected that the Borrower shall have liability for any Unfunded Vested Liabilities in excess of $20,000,000 or (iii) the PBGC shall institute proceedings to terminate or cause a trustee to be appointed to administer any Material Plan and it reasonably could be expected to result in liability to the Borrower in excess of $20,000,000;

(j) Nicor, the Borrower or any Subsidiary of the Borrower or any Person acting on behalf of Nicor, the Borrower, a Subsidiary or any governmental authority
                                       37
      challenges the validity of this Agreement, the Fee Letter or the Notes or the Borrower's or one of its Subsidiary's obligations thereunder;

(k)   a Change of Control Event shall have occurred; or

(l) the Borrower shall for any reason cease to be wholly liable for the full amount of the Obligations owing by it.

Section 8.2.....Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, if so directed by the Required Lenders, by written notice to Borrower: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, and all other Obligations, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The Administrative Agent, after giving notice to Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 8.3.....Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Loans, including both interest and principal thereon, and all other Obligations shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 9. CHANGE IN CIRCUMSTANCES; TAXES.

Section 9.1.....Change of Law. Notwithstanding any other provisions of this
Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall convert the outstanding principal amount of any such affected Eurodollar Loans of such Lender into a Base Rate Loan and on the date of such conversion pay to such Lender all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Eurodollar Loan. Thereafter, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of any Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
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

Section 9.2.....Unavailability of Deposits or Inability to Ascertain, or
Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to major banks in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(b) Lenders having more than 33% percent of the aggregate amount of the Commitments reasonably determine and so advise the Administrative Agent that LIBOR as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders or Lender of funding their or its Eurodollar Loans or Loan for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders or of the relevant Lender to make Eurodollar Loans shall be suspended.

Section 9.3.....Increased Costs.

(a)   Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement reflected in Adjusted LIBOR);

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 9.4 and any changes relating to any Excluded Tax payable by such Lender); or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender hereunder;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if
                                       39
any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be prima facie evidence of such costs absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9.3 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 9.4.....Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority related to its obligations under this Agreement in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower severally shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) arising in connection with
                                       40
payments made by the Borrower
hereunder or under any other Loan Document paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto except to the extent that such penalties, interest and expenses are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon the request of the Administrative Agent and as soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document under the law of the jurisdiction in which the Borrower is incorporated or otherwise organized or any treaty to which such jurisdiction is a party (in each case such jurisdiction will include the United States if the Borrower is incorporated or organized in any state thereof or the District of Columbia), shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.

      Each Lender and Administrative Agent that is a United States person as defined in Section 7701(a)(30) of the Code (each a "U.S. Lender") shall provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to Borrower and, if applicable, the Administrative Agent, a properly completed and executed IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this Section 9.4(e), a U.S. Lender shall not include a Lender or Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii). In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that the Borrower is incorporated or otherwise organized in the United States of America or any state thereof or the District of Columbia, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so) the following documents, as applicable:
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

           (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

           (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

           (iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

           (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 9.4(f), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) Tax Benefit. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower to pay any Indemnified Taxes or Other Taxes pursuant to this Section 9.4, then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such Indemnified Taxes or Other Taxes had not been required. Nothing in this
Section 9.4 shall
                                       42
oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations.

Section 9.5.....Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 9.3, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.3 or 9.4, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.

(b) Replacement of Lenders. If any Lender requests compensation under Section 9.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.4, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its expense and effort or, in the case of an assignment from a Defaulting Lender, at the expense of such Defaulting Lender, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(iii) in the case of any such assignment resulting from a claim for compensation under Section 9.3 or payments required to be made pursuant to Section 9.4, such assignment will result in a reduction in such compensation or payments thereafter, and

(iv)  such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 9.6.....Discretion of Lender as to Manner of Funding. Notwithstanding
any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all
                                       43
or any part of its Loans in any manner it sees fit;
it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10......THE AGENT.

Section 10.1....Appointment and Authority. Each of the Lenders hereby irrevocably appoints ABN AMRO Bank N.V. as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of such provisions.

Section 10.2....Rights as a Lender. The Person serving as the Administrative
Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3....Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing,

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the relevant Lenders as shall be expressly provided for under the circumstances as provided in this Agreement); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its reasonable discretion in failing to take or in taking any action hereunder and thereunder, and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose,
                                       44
      any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice thereof is given in writing to the Administrative Agent by the Borrower or a Lender.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4....Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5....Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
                                       45

Section 10.6....Resignation of Administrative Agent. The Administrative Agent
may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and so long as no Event of Default shall have occurred and be continuing, with the consent of the Borrower), to appoint a successor, which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank with an office in Chicago, Illinois, or New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Section 10.6 and Section 11.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 10.7....Non-Reliance on Administrative Agent and Other Lenders. Each
Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8....No Other Duties, etc. Anything herein to the contrary notwithstanding, neither the Bookrunner nor Arranger listed on the cover page hereof shall have any powers, duties or responsibilities in such capacity under this Agreement or any of the other Credit Documents.
                                       46

SECTION 11......MISCELLANEOUS.

Section 11.1....No Waiver of Rights. No delay or failure on the part of the
Administrative Agent or any Lender or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 11.2....Non-Business Day. If any payment of principal or interest on any
Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

Section 11.3....Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 11.4....Survival of Indemnities. All indemnities and all other provisions relating to reimbursement of the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Section 2.10, Section 9.3, Section 9.4 and Section 11.11 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

Section 11.5....Set-Off; Sharing of Payments. (a) Without limitation of any other rights of the Lenders, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or their respective Affiliates may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
                                       47

      (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Percentage thereof as provided herein, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that all such payments shall be shared by the Lenders ratably in accordance with their Percentages and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 11.6....Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or email (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to:

                      1844 Ferry Road; Naperville, IL 60563
                     Attention:  David Shurr
                     Fax:  630-983-9328
                         Confirm No.: 630-983-8676 x2686


(ii) if to the Administrative Agent, to the address set forth on Part B of Schedule 4 hereto

                With copies of all such notices to:

                     ABN AMRO Bank N.V.
                     135 South LaSalle Street
                     Suite 710
                     Chicago, Illinois 60603
                     Attention: Mark Lasek/Ece Bennett
                     Telephone: 312.904.2074 (Mr. Lasek)
                     312.904.0191 (Mrs. Bennett)
                     Facsimile:   312.904.1466

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.4(b) if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Section 2.4(b) by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 11.7....Counterparts;     Integration;     Effectiveness;    Electronic
Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.8....Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 (and the remaining aggregate amount of the Commitment of such assigning Lender shall not be less than $5,000,000 after giving effect to such assignment), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii) any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself an Eligible Assignee, which approval shall not be unreasonably withheld; and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 9.3 and 9.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The
                                       51

Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of the type described in Section 11.9(i) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.3 and 9.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender granting a participation under this Section 11.8(d) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each participant, specifying such participant's entitlement to payments of principal and interest with respect to such participation.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 9.3 and 9.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.4 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Certain Funding Arrangements. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle which is an Affiliate of such Bank (a "SPC") and identified as such in writing by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the
                                       52

Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.8(g), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

Section 11.9....Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

(i) no amendment or waiver pursuant to this Section 11.9 shall (A) increase, decrease or extend any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee or other Obligation payable hereunder without the consent of each Lender; provided that the Required Lenders may waive any default interest accruing pursuant to Section 2.8 hereof; and

(ii) no amendment or waiver pursuant to this Section 11.9 shall, unless signed by each Lender, change this Section 11.9, or the definition of Required Lenders, or affect the number of Lenders required to take any action under the Credit Documents.

      Anything in this Agreement to the contrary notwithstanding, if at any time when the conditions precedent set forth in Section 6.2 hereof to any Loan hereunder are satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Borrower, the Administrative Agent and the Required Lenders (determined as if the Defaulting Lender were not a Lender hereunder) shall otherwise consent in writing) be deemed for all purposes related to amendments, modifications, waivers or consents under this Agreement (other
                                       53
than amendments or waivers
referred to in clause (i) and (ii) above) to have no Loans or Commitments and shall not be treated as a Lender hereunder when performing the computation of the Required Lenders. To the extent the Administrative Agent receives any payments or other amounts for the account of a Defaulting Lender such Defaulting Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount to fulfill its obligations to make such Loan.

Section 11.10...Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 11.11...Expenses; Indemnity; Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (and fees and time charges for attorneys who may be employees of the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (and fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section 11.11(a), or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (and fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby (including any relating to a misrepresentation by the Borrower under any Credit Document), (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by
                                       54
final and nonappealable
judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Reimbursement by Lenders. To the extent that the Borrower fails for any reason to pay within the time set forth in paragraph (e) below any amount required under paragraph (a) or (b) of this Section 11.11 to be paid to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, upon demand such Lender's Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of the Administrative Agent acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, except to the extent that any such claim shall be based upon the gross negligence or willful misconduct of any such Indemnitee. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 11.11 shall be payable not later than 5 days after demand therefor; provided that with respect to the Borrower, such amount shall automatically become due to the extent an Event of Default has arisen under Section 8.1(f) or 8.1(g).

Section 11.12...Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

Section 11.13...Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits itself and its Property to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or
                                       55
enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or its Properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.6. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 11.14...WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.15...Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and their respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit

Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.15, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.15 or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower.

      For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose to any and all persons any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure.

                - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation


                               By: /s/ George M. Behrens
                                  ----------------------------
                               Name: George M. Behrens
                               Title: Vice President Administration
                                      and Treasurer

                               ABN AMRO BANK N.V., in its individual
                               capacity as a Lender and as Administrative Agent


                               By:/s/ Mark Lasek
                                 ----------------------------
                               Name:  Mark Lasek
                               Title: Senior Vice President & Managing
                                      Director

                               By:/s/ Kris S. Grosshans
                                 ----------------------------
                               Name:  Kris Grosshans
                               Title: Senior Vice President & Managing
                                      Director

                                BANK ONE, NA

                                By: /s/ Jane Bek
                                  ----------------------------
                                Name: Jane Bek
                                Its: Director


                                KEYBANK NATIONAL ASSOCIATION

                                By:/s/ Sherrie I. Manson
                                  -------------------------
                                Name:  Sherrie I. Manson
                                Its: Vice President


                                COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                BRANCHES

                                By:/s/ Dempsey L. Gable
                                  -------------------------
                                Name: Dempsey L. Gable
                                Its: Senior Vice President

                                By:/s/ Barbara F. Stacks
                                  -------------------------
                                Name: Barbara F. Stacks
                                Its: Assistant Vice President


                                SOCIETE GENERALE

                                By:/s/ G. Wayne Hosang
                                  -------------------------
                                Name: G. Wayne Hosang
                                Its: Vice President


                                MIZUHO CORPORATE BANK, LTD.

                                By:/s/ Jun Shimmachi
                                  -------------------------
                                Name: Jun Shimmachi
                                Its: Vice President


                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                By:/s/ Michael J. Kolosowsky
                                  ----------------------------
                                   Michael J. Kolosowsky
                                   Director


                                The Royal Bank of Scotland plc

                                By:/s/ Matthew J. Main
                                  -------------------------
                                Name: Matthew J. Main
                                Its: Senior Vice President


                                LANDESBANK SACHSEN
                                GIROZENTRALE

                                By:/s/ O. Muller
                                  -------------------------
                                Name: O. Muller
                                Its: Sachsen LB
                                     International Department

                                By:/s/ Pfeiffer
                                  -------------------------
                                Name: Pfeiffer
                                Its: Sachsen LB
                                     International Department


                                BANK OF NEW YORK

                                By:/s/ Cynthia D. Howells
                                  -------------------------
                                Name: Cynthia D. Howells
                                Its: Vice President


                                THE NORTHERN TRUST COMPANY

                                By:/s/ Craig Smith
                                  -------------------------
                                Name: Craig Smith
                                Its: Vice President


                                LANDESBANK BADEN-WUERTTEMBERG
                                NEW YORK BRANCH / AND OR
                                CAYMAN ISLANDS BRANCH

                                By:/s/ Karen Richard
                                  -------------------------
                                Name: Karen Richard
                                Its: Vice President

                                By:/s/ Terry Blagden
                                  -------------------------
                                Name: Terry Blagden
                                Its: Senior Credit Officer


                                UFJ BANK LIMITED

                                By:/s/ Russell Bohner
                                  -------------------------
                                Name: Russell Bohner
                                Its: Vice President


                                BAYERISCHE HYPO-UND
                                VEREINSBANK AG, NEW YORK
                                BRANCH

                                By:/s/ David E. Kells
                                  -------------------------
                                Name: DAVID E. KELLS
                                Its: DIRECTOR
                                     BAYERISCHE HYPO-UND VEREINSBANK A.G.

                                By:/s/ Martha G. Martinez
                                  -------------------------
                                Name: MARTHA G. MARTINEZ
                                Its: ASSOCIATE DIRECTOR
                                     BAYERISCHE HYPO-UND VEREINSBANK A.G.


                                ALLIED IRISH BANKS P.L.C.

                                By:/s/ Vaughn Buck
                                  -------------------------
                                Name: Vaughn Buck
                                Its: Vice President

                                By:/s/ Aidan Lanigan
                                  -------------------------
                                Name: Aidan Lanigan
                                Its: Assistant Vice President


                                THE BANK OF TOKYO-MITSUBISHI, LTD.
                                CHICAGO BRANCH

                                By:/s/  Shinichiro Munechika
                                  -------------------------
                                Name: Shinichiro Munechika
                                Its: Deputy General Manager


                                SUMITOMO MITSUI BANKING
                                CORPORATION

                                By:/s/ David A. Buck
                                  -------------------------
                                Name: David A. Buck
                                Its: Senior Vice President

                                KBC BANK, NV

                                By:/s/ Jean-Pierre Diels
                                  -------------------------
                                Name: JEAN-PIERRE DIELS
                                Its: First Vice President

                                By:/s/ Eric Raskin
                                  -------------------------
                                Name: ERIC RASKIN
                                Its: VICE PRESIDENT


                                BANCA DI ROMA - CHICAGO BRANCH

                                By:/s/  James Semonchik
                                  -------------------------
                                Name: James Semonchik
                                Its: Vice President

                                By:/s/ Enrico Verdoscia
                                  -------------------------
                                Name: Enrico Verdoscia
                                Its: Sr. Vice President


                                BANCO BILBAO VIZCAYA ARGENTARIA S.A.
                                as a Bank,

                                By:/s/ Santiago Hernandez
                                  -------------------------
                                Name: SANTIAGO HERNANDEZ
                                Its: VICE PRESIDENT
                                     GLOBAL CORPORATE BANKING

                                By:/s/ Jay Levit
                                  -------------------------

                                Name: JAY LEVIT
                                Its: VICE PRESIDENT
                                     GLOBAL CORPORATE BANKING


                                BANK HAPOALIM B.M.

                                By:/s/ Shaun Breidbart
                                  -------------------------
                                Name: Shaun Breidbart
                                Its: Vice President

                                By:/s/ Lenroy Hackett
                                  -------------------------
                                Name: Lenroy Hackett
                                Its:  Vice President



                                BANCA MONTE DEI PASCHI DI SIENA
                                S.P.A.

                                By:/s/ Romeo C. Cella
                                  -------------------------
                                Name: Romeo C. Cella
                                Its: Senior Vice President and General
                                     Manager

                                By:/s/ Brian R. Landy
                                  -------------------------
                                Name: Brian R. Landy
                                Its: Vice President


                                FIFTH THIRD BANK (CHICAGO), A
                                MICHIGAN BANKING CORPORATION

                                By:/s/ Kim Puszczewicz
                                  -------------------------
                                Name: Kim Puszczewicz
                                Its: Corporate Banking Officer


                                NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                NEW YORK AND/OR CAYMAN ISLANDS BRANCH

                                By:/s/ Josef Haas
                                  -------------------------
                                Name: Josef Hass
                                Its:  Vice President

                                By:/s/ Holger Bretz
                                  -------------------------
                                Name: Holger Bretz
                                Its: Assistant Vice President


                                U.S. BANK, NATIONAL ASSOCIATION

                                By:/s/  Brett M. Justman
                                  -------------------------
                                Name: Brett M. Justman
                                Its:  Assistant Vice President


                                WELLS FARGO BANK, NATIONAL
                                ASSOCIATION

                                By:/s/ Charles W. Reed
                                  -------------------------
                                Name: Charles W. Reed
                                Its: Vice President

                                By:/s/ Melissa F. Nachman
                                  -------------------------
                                Name: Melissa F. Nachman
                                Its: Vice President


                                MALAYAN BANKING BERHAD

                                By:/s/ Wan Fadzmi Othman
                                  -------------------------
                                Wan Fadzmi Othman
                                General Manager


                                STATE BANK OF INDIA, NEW YORK

                                By:/s/ A.K. Basu
                                  -------------------------
                                Name: A.K. BASU
                                Its: SR. VICE PRESIDENT (CREDIT) and
                                     AUTHORIZED SIGNATORY


                                NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

                                By:/s/ Mark R. Long
                                  -------------------------
                                Name: Mark R. Long
                                Its: Senior Vice President


                                SEAWAY NATIONAL BANK

                                By:/s/ Arlene Carruthers-Williams
                                  -------------------------------
                                Name: Arlene Carruthers-Williams
                                Its: Senior Vice President
    Amount: $2,000,000.00
    ---------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                                              September 9, 2003

      FOR VALUE RECEIVED, the undersigned, Northern Illinois Gas Company, an Illinois corporation ("Borrower"), promises to pay to the order of [_________________] (the "Lender") on the Termination Date of the Credit Agreement (as hereinafter defined), at the principal office of ABN AMRO Bank N.V., in New York, New York, in accordance with Section 4.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Lender to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      This Note is one of the Notes referred to in the 180-Day Credit Agreement dated as of September 9, 2003, among Northern Illinois Gas Company, ABN AMRO Bank N.V., as Administrative Agent and the other financial institutions party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

      The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Base Rate Loan or a Eurodollar Loan, and the interest rate and Interest Period applicable thereto; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same; provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

      Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

                - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                               NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation



                               By:
                                  ----------------------------
                               Name:
                                    --------------------------
                               Title:
                                     ------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

      This Compliance Certificate is furnished to ABN AMRO Bank N.V., as Administrative Agent pursuant to the 180-Day Credit Agreement dated as of September 9, 2003, among Northern Illinois Gas Company, an Illinois corporation (the "Borrower"), ABN AMRO Bank N.V., as Administrative Agent and the financial institutions party thereto (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

           1. I am the duly elected or appointed ___________________of the Borrower;

           2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

           3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

           4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

      Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or propose to take with respect to each such condition or event:

        _________________________________________________________
        _________________________________________________________
        _________________________________________________________


      The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___________day of __________, 200_.


                                                _____________________________

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                 Compliance Calculations for Credit Agreement

                       CALCULATION AS OF ________ __,200_


--------------------------------------------------------------------
A. Leverage Ratio (Section 7.15)
--------------------------------------------------------------------
      1. Consolidated Net Worth $_____________
--------------------------------------------------------------------
      2. Consolidated Indebtedness $____________
--------------------------------------------------------------------
      3. Capital (Line A1 plus Line A2) $______________
--------------------------------------------------------------------
      4. Leverage Ratio    ___________:1.00
                                                  (ratio of Line A2 to Line
                                                   A3 not to exceed
                                                   0.65 to 1.00;
                                                   provided that for fiscal
                                                   quarter ended 12/31/03,
                                                   such ratio shall not
                                                   exceed 0.70:1.00)
-----------------------------------------------------------------
B. Interest Coverage Ratio (Section 7.16)
--------------------------------------------------------------------
      1.   Consolidated Net Income for past
           four fiscal quarters                  $__________________
--------------------------------------------------------------------
      2.   Income taxes for past four fiscal quarters
           (to the extent subtracted in
           calculating B1)                      $________________
--------------------------------------------------------------------
      3.   Consolidated Interest Expense for past
           four fiscal quarters (to the
           extent subtracted in
           calculating B1)                     $___________________
--------------------------------------------------------------------
      4. Amortization expense for
           intangible  assets for past
           four  fiscal  quarters  (to
           the  extent  subtracted  in
           calculating B1)                    $___________________
--------------------------------------------------------------------
      5.   Depreciation expense for past
           four fiscal quarters (to the extent
           subtracted in calculating B1)       $____________________
--------------------------------------------------------------------
      6.   Extraordinary losses incurred in
           past four fiscal quarters (to the
           extent subtracted in
           calculating B1)                      $__________________
--------------------------------------------------------------------
      7.   Gains on  sales  of  assets
           (excluding   sales  in  the
           ordinary      course     of
           business)     and     other
           extraordinary   gains   for
           past four  fiscal  quarters
           (to  the  extent  added  in
           calculating B1)               $_______________________
--------------------------------------------------------------------
      8.   Consolidated EBITDA (sum of
           Lines B1, B2, B3, B4, B5 and B6
           less Line B7)                     $_____________________
--------------------------------------------------------------------
      9.   All interest charges
           (including capitalized
           interest, imputed interest
           charges with respect to
           Capitalized Lease
           Obligations and all
           amortization of debt
           discount and expense and
           other deferred financing
           charges) of  the  Borrower
           and its Subsidiaries  on a
           consolidated basis for
           such period determined  in
           accordance with GAAP           $______________________
--------------------------------------------------------------------
      10.  All commitment or other fees
           payable in respect of the issuance of
           standby letters of credit or other
           credit facilities for the account
           of the Borrower or its Subsidiaries   $_________________
--------------------------------------------------------------------
      11.  Net costs/expenses incurred by the
           Borrower and its Subsidiaries
           under Derivative Arrangements   $______________________
--------------------------------------------------------------------
      12.  Consolidated Interest Expense
          (Sum of Lines B9, B10 and B11)   $_______________________
--------------------------------------------------------------------
      13.  Interest Coverage Ratio
           (ratio of Lines B8 to (ii)
            Line B12)                    ____:1.00   (ratio must not
                                                     be less than 3.00
                                                     to 1.00)
--------------------------------------------------------------------

                                                                      EXHIBIT C

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. Annex 1 attached hereto is hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Assignment and Assumption and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:  ______________________________

2.    Assignee:  ______________________________
           [and is an Affiliate/Approved Fund of [identify Lender]1]

3.    Borrower: Northern Illinois Gas Company

4. Administrative Agent: ABN AMRO Bank N.V., as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of September 9, 2003 among Northern Illinois Gas Company, the Lenders parties thereto, and ABN AMRO Bank N.V., as Administrative Agent.
__________________________
1    Select as applicable.

6.    Assigned Interest:

----------------------------------------------------------------------
  Amount of       Amount of     Amount of    Amount of     Amount of
 Commitment/    Commitment/   Commitment/   Commitment/   Commitment/
   Loans           Loans         Loans        Loans          Loans
 of Assignor   of Assignee     Assigned    of Assignor    of Assignee
   prior to      prior to                     after         after
 [Effective]    [Effective]                [Effective]   [Effective]
 [Trade] Date  [Trade] Date                [Trade] Date  [Trade] Date
----------------------------------------------------------------------

$              $             $             $            $
----------------------------------------------------------------------

[7.   Trade Date:  ______________]2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    --------
                                    [NAME OF ASSIGNOR]


                                     By:_________________________________
                                     Title:

                                    ASSIGNEE
                                    --------
                                    [NAME OF ASSIGNEE]


                                     By: ___________________________________
                                     Title:
[Consented to and]3 Accepted:

ABN AMRO BANK N.V., as
Administrative Agent


By: ___________________________
Title:


_________________________________
2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]4

NORTHERN ILLINOIS GAS COMPANY


By: ______________________________________
Title:


____________________________________
4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement

                                           ANNEX 1 to Assignment and Assumption

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION


      1. Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

      1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT D
                                FORM OF NOTICE OF
                                    BORROWING

ABN AMRO Bank N.V., as Administrative Agent for the Lenders parties to the Credit Agreement referred to below
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003




                                     [Date]


      Attention:     Agency Services - Sylvia Miranda
      Email:         sylvia.miranda@abnamro.com
      phone:         312-992-5189
      fax:           312-601-3611

Ladies and Gentlemen:

      The undersigned, Northern Illinois Gas Company, refers to the 180-Day Credit Agreement, dated as of September 9, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the Lenders parties thereto, and ABN AMRO Bank N.V., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.4(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________, 200_.

           (ii) The Proposed Borrowing is [new advance of Loans] [continuation of existing Loans] [conversion of existing Loans].

           (iii)The type of Loan comprising the Proposed Borrowing is [Base Rate Loans] [Eurodollar Loans].

           (iv) The aggregate amount of the Proposed Borrowing is $______________________.

           [(v) The initial Interest Period for each Eurodollar Loans made as part of the Proposed Borrowing is _____ month[s].]

      The undersigned hereby certifies that the conditions precedent to such Proposed Borrowing contained in Section 6 have been satisfied.

                                Very truly yours,

                               NORTHERN ILLINOIS GAS COMPANY


                               By
                                  ----------------------------
                                     Title:

                                   SCHEDULE 1

                                  PRICING GRID

----------------------------------------------------
If the Level  The            The        The Base
  Status Is   Facility    Eurodollar   Rate Margin
              Fee Rate    Margin is:       is:
                 is:
----------------------------------------------------
----------------------------------------------------
Level I         0.080%      0.545%       0.000%
Status
----------------------------------------------------
----------------------------------------------------
Level II        0.100%      0.650%       0.000%
Status
----------------------------------------------------
----------------------------------------------------
Level III       0.125%      0.750%       0.000%
Status
--------------
----------------------------------------------------
Level IV        0.150%      0.850%       0.000%
Status
----------------------------------------------------
----------------------------------------------------
Level V         0.175%      0.950%       0.125%
Status
----------------------------------------------------
----------------------------------------------------
Level VI        0.250%      1.250%       0.500%
Status
----------------------------------------------------

      Each change in a rating shall be effective as of the date it is announced by the applicable rating agency.

      In the event that the Moody's Rating and the S&P Rating fall in consecutive Levels, the rating falling in the higher Level (with Level I being the highest Level and Level VI being the lowest Level) shall govern for purposes of determining the applicable pricing pursuant to the above pricing grid. In the event that the Moody's Rating and the S&P Rating fall in non-consecutive Levels, the Level immediately below the Level in which the higher rating falls shall govern for purposes of determining the applicable pricing pursuant to the above pricing grid. If at any time the Borrower has no Moody's Rating or no S&P Rating, the remaining rating shall apply unless the Borrower has neither a Moody's Rating nor a S&P Rating, in which case Level VI shall apply.

                                   SCHEDULE 2
                               INITIAL COMMITMENTS


                            Lender Initial Commitment
      -----------------------------------------------------
      -----------------------------------------------------
      ABN AMRO Bank N.V.                  $75,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      Bank One, N.A.                      $50,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      KeyBank National Association        $37,500,000
      -----------------------------------------------------
      -----------------------------------------------------
      Commerzbank AG, New York            $25,000,000
      and Grand Cayman Branches
      -----------------------------------------------------
      -----------------------------------------------------
      Societe Generale                    $25,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      Mizuho Corporate Bank, Ltd.         $25,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      Wachovia Bank, National             $25,000,000
      Association
      -----------------------------------------------------
      -----------------------------------------------------
      The Royal Bank Scotland plc         $25,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      Landesbank Sachsen Girozentrale     $18,750,000
      -----------------------------------------------------
      -----------------------------------------------------
      Bank of New York                    $18,750,000
      -----------------------------------------------------
      -----------------------------------------------------
      The Northern Trust Company          $18,750,000
      -----------------------------------------------------
      -----------------------------------------------------
      Landesbank Baden-Wuerttemberg
      New York Branch and/or Cayman       $12,500,000
      Islands Branch
      -----------------------------------------------------
      -----------------------------------------------------
      UFJ Bank Limited                    $12,500,000
      -----------------------------------------------------
      -----------------------------------------------------
      Bayerische Hypo und Vereinsbank
      AG,                                 $12,500,000
      New York Branch
      -----------------------------------------------------
      -----------------------------------------------------
      Allied Irish Banks P.L.C.           $12,500,000
      -----------------------------------------------------
      -----------------------------------------------------
      The Bank of Tokyo-Mitsubishi,
      Ltd.                                $12,500,000
      Chicago Branch
      -----------------------------------------------------
      -----------------------------------------------------
      Sumitomo Mitsui Banking             $12,500,000
      Corporation
      -----------------------------------------------------
      -----------------------------------------------------
      KBC Bank, NV                        $10,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      Banca di Roma - Chicago Branch       $8,750,000
      -----------------------------------------------------
      -----------------------------------------------------
      Banco Bilbao Vizcaya                 $6,500,000
      Argentaria, S.A., as a Bank
      -----------------------------------------------------
      -----------------------------------------------------
      Bank Hapoalim B.M.                   $6,500,000
      -----------------------------------------------------
      -----------------------------------------------------
      Banca Monte dei Paschi di Siena      $6,500,000
      S.P.A.
      -----------------------------------------------------
      -----------------------------------------------------
      Fifth Third Bank (Chicago),          $6,500,000
      a Michigan Banking Corporation
      -----------------------------------------------------
      -----------------------------------------------------
      Norddeutsche Landesbank
      Girozentrale,
      New York and/or Cayman Islands       $6,500,000
      Branch
      -----------------------------------------------------
      -----------------------------------------------------
      US Bank, National Association        $6,500,000
      -----------------------------------------------------
      -----------------------------------------------------
      Wells Fargo Bank, National           $6,500,000
      Association
      -----------------------------------------------------
      -----------------------------------------------------
      Malayan Banking Berhad               $5,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      State Bank of India, New York        $5,000,000
      -----------------------------------------------------
      -----------------------------------------------------
      National City Bank of                $5,000,000
      Michigan/Illinois
      -----------------------------------------------------
      -----------------------------------------------------
      Seaway National Bank                 $2,000,000
      -----------------------------------------------------

                                   SCHEDULE 4

             ADMINISTRATIVE AGENT'S NOTICE AND PAYMENT INFORMATION

                                Part A - Payments

Loan Repayments, Interest, Fees:

           ABN AMRO Bank N.V.
           New York, NY
           ABA # 026009580
           F/O ABN AMRO Bank, N.V.
           Chicago Branch CPU
           Account # 650-001-1789-41
           Reference:  Agency Services - Northern Illinois Gas Company.

                                Part B - Notices

Notices related to commitments, covenants or extensions of expiry/termination dates:

           ABN AMRO Bank N.V.
           208 South LaSalle Street, Suite 1500
           Chicago, IL  60604-1003
           Attn: Agency Services
           E-Mail:   carole.floyd@abnamro.com
           FAX:(312)-601-3611

           ABN AMRO Bank N.V.
           208 South LaSalle Street, Suite 1500
           Chicago, IL  60604-1003
           Attn: Credit Administration
           E-Mail: kenneth.keck@abnamro.com
           FAX: 312-601-3611

           ABN AMRO Bank N.V.
           135 South LaSalle Street, Suite 710
           Chicago, Illinois 60603
           Attn: Mark Lasek
           E-Mail: mark.lasek@abnamro.com
           FAX: 312.904.1466

Notices related to Loans, Letters of Credit and Fees:

           ABN AMRO Bank N.V.
           208 South LaSalle Street, Suite 1500
           Chicago, IL  60604-1003
           Attn: Agency Services
           E-Mail:   beata.konopko@abnamro.com
           FAX: 312-992-5157

Address for all Required Executed Documentation and Financial Information:

           ABN AMRO Bank N.V.
           208 South LaSalle Street, Suite 1500
           Chicago, IL  60604-1003
           Attn: Credit Administration
           E-Mail: kenneth.keck@abnamro.com
           FAX: 312-992-5111

                                  SCHEDULE 5.2

                              MATERIAL SUBSIDIARIES


                                                             Description of
                                                              Subsidiary's
                                                               Authorized
                                                           Capital Stock, if
    Subisidiary Name        State of Origin    Ownership    not wholly owned

           None

                                  SCHEDULE 7.13

                              PERMITTED INVESTMENTS

  Set forth below is a description of the Nicor Inc./Nicor Gas Cash Management
                                     Policy

Nicor Gas

EFFECTIVE:    June 1, 2003            POLICY ORDER A-18

SUPERSEDES:   August 1, 1999          SUBJECT: Management of
                                               Company Cash
                                               Resources
REFERENCE:
------------------------------------------------------------------------

I. Responsibilities

The Assistant Treasurer of the Company is responsible for the overall day-to-day management and control of the Company's and its subsidiaries' cash resources. The Assistant Treasurer is the principal company contact with the related parties in the financial community such as commercial banks, investment banks and money management firms as such contact relates to short-term cash management issues. The Assistant Treasurer shall be responsible for maintaining current standard practices regarding cash management and a cash management procedures manual.

II. Temporary Cash Investments

The Assistant Treasurer is responsible for recommending the Company's temporary cash investment policy, as approved by the Financial Policy Committee (FPC). The policy should emphasize safety (i.e., preservation of capital), liquidity and yield of an investment. The current policy is:

A.         Diversification

1. No more than $50 million of investments may be held at any time in a single bank's Certificates of Deposit (CDs) or issuer's commercial paper, except that this limit can be raised on a case-by-case basis to $75 million with the written approval of the Vice President Administration and Treasurer. The $50 million limit will apply to the combined holdings of a bank's CDs and its parent's commercial paper.

2. No more than $50 million of securities may be held under repurchase agreements with a single dealer or bank, except that this limit may be raised to $75 million on a case-by-case basis with the written approval of the Vice President Administration and Treasurer.

3. No more than $50 million of investments may be held at any time in a single issuer's money market fund, except that this limit can be raised on a case-by-case basis to $75 million with the written approval of the Vice President Administration and Treasurer.

B.         Credit Standing

1. Investments will be made only in commercial paper rated at least A-1 and P-1. Bank CDs will be subject to the same limitations, except that an F-1 rating may be used in place of A-1 or P-1 and a minimum long-term debt rating of double-A or equivalent will suffice where CDs are not publicly rated.

2. Nicor Gas will deal only with reputable dealers, which are defined as those banks and dealers on the New York Federal Reserve's primary government securities dealer list rated at least A-1 and P-1 or their affiliates (see attached list).

3. Money market fund investments will only be made with fund managers complying with Securities and Exchange Commission rules and regulations established under the Investment Company Act of 1940-Rule 2(a)-7. Funds or fund managers must be rated at least double-A or A-1/P-1 by Standard & Poor's and Moody's Investors Service.

C.         Collateral

1. In the event there is no Hold in Custody Account (safekeeping arrangement), Nicor Gas will take delivery of securities through the Depository Trust Company (DTC) at its custodial bank.

2. Collateral received must have a current market value plus accrued interest equal to or greater than the dollar amount invested.

D.         Illinois Commerce Commission

           Nicor Gas' investment policies and practices will be in compliance with applicable Illinois Commerce Commission Orders.

E.    Repurchase Agreement Contracts

           The Company will enter into formal master repurchase agreement contracts with the dealers it uses for investment transactions.

III. Short-Term Borrowings

The Assistant Treasurer has responsibility for securing bank lines of credit to be used for borrowing or backing up commercial paper sold by Nicor Gas. The sale of Nicor Gas commercial paper shall be done on a competitive basis.


IV. Wire and ACH Transfers

The Assistant Treasurer shall verify that all wire and automated clearinghouse
(ACH) transfers are properly authorized in accordance with Policy Order A-12. Two authorized Company personnel shall initiate and release all wire and ACH transfers before they are processed by a financial institution.

V. Security for Computerized Record Keeping

The Company will include adequate security measures such that personnel outside the Company cannot gain access to computerized cash management files.

VI.  Reviewing Performance

It is the responsibility of the FPC to review performance on an as needed basis related to the management of Company cash resources. The Assistant Treasurer shall prepare reports and analyses for such review.


                               /S/ George M. Behrens
                               --------------------------------------
                               George M. Behrens
                               Vice President Administration and Treasurer

                                  SCHEDULE 7.17

          RESTRICTIONS ON DISTRIBUTIONS AND EXISTING NEGATIVE PLEDGES


Refer to Nicor Gas Indenture as defined in Section 1.